                                                                     Exhibit 21

              SUBSIDIARIES OF AMERICAN TOWER SYSTEMS CORPORATION
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
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              Subsidiary                        Jurisdiction of Incorporation or Organization
              ----------                        ---------------------------------------------
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
American Tower Systems (Delaware), Inc.         Delaware
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ATSC Operating Inc.                             Delaware
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ATSC LP Inc.                                    Delaware
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ATSC Holding Inc.                               Delaware
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ATSC GP Inc.                                    Delaware
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American Tower Systems, L.P.                    Delaware
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ATS Needham, LLC*                               Delaware
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Communication Systems Development, LLC*         Delaware
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


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*   ATS owns a 50.1% interest in this entity.